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                                                                    Exhibit 4.12

                           MIKOHN GAMING CORPORATION

               $105,000,000 11.875% Senior Secured Notes due 2008

                         REGISTRATION RIGHTS AGREEMENT

                                                                 August 22, 2001

JEFFERIES & COMPANY, INC.
CIBC WORLD MARKETS CORP.

c/o Jefferies & Company, Inc.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California 90025

Ladies and Gentlemen:

   Mikohn Gaming Corporation, a Nevada corporation (the "Company"), is issuing and selling to Jefferies & Company, Inc. and CIBC World Markets Corp. (the "Initial Purchasers"), upon the terms set forth in a purchase agreement, dated as of August 15, 2001 (the "Purchase Agreement"), 105,000 units (the "Units"), each consisting of (i) $1,000 aggregate principal amount at maturity of the Company's 11.875% Senior Secured Notes due 2008, Series A, including the Guarantees (as defined below) endorsed thereon (the "Notes"), and (ii) one warrant (each, a "Warrant" and, collectively, the "Warrants") initially exercisable to purchase four shares of the Company's common stock, par value $.10 per share (the "Common Stock"), subject to the terms and conditions set forth therein. As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company and each of the guarantors (the "Guarantors") signatory to the Purchase Agreement agree with the Initial Purchasers, for the benefit of the holders of the Securities (defined below) (including, without limitation, the Initial Purchasers), as follows:

   1. Definitions.

   Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

     Advice: See Section 6.

     Agreement: This Registration Rights Agreement.

     Applicable Period: See Section 2(f).

     Business Day: Any day, excluding Saturday, Sunday and any day which is in the City of New York a legal holiday or a day upon which banking institutions in the City of New York are required or authorized by law or other governmental action to close.

     Closing Date: August 22, 2001.

     DTC: See Section 6(i).

     Effectiveness Date: The 120th day following the Closing Date.

     Effectiveness Period: See Section 3(a).

     Event: See Section 4(a).

     Event Date: See Section 4(a).

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     Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     Exchange Offer: See Section 2(a).

     Exchange Offer Registration Statement: See Section 2(a).

     Exchange Securities: 11.875% Senior Secured Notes due 2008, Series B, of the Company, including the Guarantees endorsed thereon, identical in all respects to the Notes, except for references to series and restrictive legends.

     Filing Date: The 60th day following the Closing Date.

     Guarantees: The full and unconditional guarantee, on a senior secured basis by the Guarantors, as to payment of principal, interest, premium, if any, and Liquidated Damages, if any, with respect to the Notes.

     Holder: Each holder of Registrable Securities.

     Indenture: The Indenture, dated as of the date hereof, by and among the Company, the Guarantors and Firstar Bank, N.A., as trustee, pursuant to which the Notes and Guarantees are being issued, as amended or supplemented from time to time, in accordance with the terms thereof.

     Initial Shelf Registration: See Section 3(a).

     Liquidated Damages: See Section 4(a).

     Losses: See Section 8(a).

     NASD: The National Association of Securities Dealers, Inc.

     Participating Broker-Dealer: See Section 2(f).

     Person: Any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

     Private Exchange: See Section 2(g).

     Private Exchange Securities: See Section 2(g).

     Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     Registrable Securities: (i) Notes, (ii) Private Exchange Securities and
  (iii) Exchange Securities that may not be sold without restriction under federal or state securities law.

     Registration Statement: Any registration statement of the Company and the Guarantors that covers any of the Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     Rule 144: Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC.


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     Rule 144A: Rule 144A under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

     Rule 415: Rule 415 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     SEC: The Securities and Exchange Commission.

     Securities: The Notes, the Guarantees, the Private Exchange Securities and the Exchange Securities, collectively.

     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     Shelf Notice: See Section 2(i).

     Shelf Registration: The Initial Shelf Registration and any Subsequent Shelf Registration.

     Special Counsel: Counsel chosen by the holders of a majority in aggregate principal amount of Securities.

     Subsequent Shelf Registration: See Section 3(b).

     TIA: The Trust Indenture Act of 1939, as amended.

     Trustee: The trustee under the Indenture and, if any, the trustee under any indenture governing the Exchange Securities or the Private Exchange Securities.

     Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

   2. Exchange Offer.

     (a) The Company and the Guarantors shall:

       (i) prepare and file with the SEC promptly after the date hereof, but in no event later than the Filing Date, a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act with respect to a proposed offer (the "Exchange Offer") to the Holders to issue and deliver to such Holders, in exchange for the Notes, a like aggregate principal amount of Exchange Securities,

       (ii) use their respective reasonable best efforts to cause the Exchange Offer Registration Statement to become effective as promptly as practicable after the filing thereof, but in no event later than the Effectiveness Date,

       (iii) keep the Exchange Offer Registration Statement effective until the consummation of the Exchange Offer pursuant to its terms, and

       (iv) unless the Exchange Offer would not be permitted by a policy of the SEC, commence the Exchange Offer and use their respective reasonable best efforts to, on the earliest practicable date after the Exchange Offer Registration Statement is declared effective, but in no event later than 30 days thereafter, consummate the Exchange Offer and issue Exchange Securities in exchange for all Notes tendered prior thereto in the Exchange Offer.

     The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC.

     (b) The Exchange Securities shall be issued under, and entitled to the benefits of, the Indenture or a trust indenture that is identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA).

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     (c) In connection with the Exchange Offer, the Company and the
  Guarantors shall:

       (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal that is an exhibit to the Exchange Offer Registration Statement, and any related documents;

       (ii) keep the Exchange Offer open for not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

       (iii) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

       (iv) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

       (v) otherwise comply with all laws applicable to the Exchange Offer.

     (d) As soon as practicable after the close of the Exchange Offer, the Company and the Guarantors shall:

       (i) accept for exchange all Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer;

       (ii) deliver to the Trustee for cancellation all Notes so accepted for exchange; and

       (iii) cause the Trustee promptly to authenticate and deliver to each Holder of Notes, Exchange Securities equal in aggregate principal amount to the Notes of such Holder so accepted for exchange.

     (e) Interest on each Exchange Security and Private Exchange Security will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issue of the Notes. Each Exchange Security and Private Exchange Security shall bear interest at the rate set forth thereon; provided, that interest with respect to the period prior to the issuance thereof shall accrue at the rate or rates borne by the Notes surrendered in exchange therefor from time to time during such period.

     (f) The Company and the Guarantors shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," containing a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"). Such "Plan of Distribution" section shall also allow the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including (without limitation) all Participating Brokers-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities. The Company and the Guarantors shall use their respective reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirement of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Securities (the "Applicable Period").

     (g) If, prior to consummation of the Exchange Offer, any of the Initial Purchasers hold any Notes acquired by it and having the status as an unsold allotment in the initial distribution of the Notes, the Company and the Guarantors shall, upon the request of such Initial Purchaser, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue (pursuant to the same indenture as the Exchange Securities) and deliver to such Initial Purchaser, in exchange for the Notes held by such Initial Purchaser (the "Private Exchange"), a like principal amount of debt securities of the Company, including guarantees endorsed thereon, that are identical to the Exchange Securities (the "Private Exchange Securities"). The Private Exchange Securities shall bear the same CUSIP number as the Exchange Securities.

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     (h) As a condition to its participation in the Exchange Offer, each
  Holder of Registrable Securities (including, without limitation, any Holder who is a broker-dealer) shall furnish, upon the request of the Company, prior to the consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that, at the time of the consummation of the Exchange Offer: (i) it is not an affiliate of the Company, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Securities and
  (iii) it is acquiring the Exchange Securities in its ordinary course of business. As a condition to its participation in the Exchange Offer, each Holder using the Exchange Offer to participate in a distribution of the Exchange Securities shall acknowledge and agree that, if the resales are of Exchange Securities obtained by such Holder in exchange for Notes acquired directly from the Company or an affiliate thereof, it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

     (i) If (i) the Exchange Offer is not permitted by applicable law or SEC policy, (ii) subsequent to the consummation of the Private Exchange, the Initial Purchasers so request or (iii) if any Holder of Registrable Securities shall notify the Company within 20 Business Days following the consummation of the Exchange Offer that (A) such Holder was prohibited by law or SEC policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a broker-dealer and holds Notes acquired directly from the Company or any of its affiliates, then the Company and the Guarantors shall promptly deliver to the Holders (or in the case of an occurrence of any event described in clause (iii) hereof, to any such Holder) and the Trustee notice thereof (the "Shelf Notice") and shall as promptly as possible thereafter file an Initial Shelf Registration pursuant to Section 3.

   3. Shelf Registration.

   If a Shelf Notice is required to be delivered pursuant to Section 2(i)(i) or 2(i)(ii), then this Section 3 shall apply to all Registrable Securities. If a Shelf Notice is required to be delivered pursuant to Section 2(i)(iii), then this Section 3 shall apply solely with respect to the Holders described in any of clauses (A) through (C) of Section 2(i)(iii).

     (a) Initial Shelf Registration. The Company and the Guarantors shall prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration"). If the Company and the Guarantors have not yet filed an Exchange Offer Registration Statement, the Company and the Guarantors shall file with the SEC the Initial Shelf Registration on or prior to the Filing Date. Otherwise, the Company and the Guarantors shall use their respective best efforts to file the Initial Shelf Registration within 30 days of the delivery of the Shelf Notice or as promptly as possible following the request of the Initial Purchasers. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings); provided, that no Holder (other than the Initial Purchasers) shall be entitled to have Notes held by it covered by the Initial Shelf Registration unless such Holder agrees to be bound by all of the provisions of this Agreement applicable to such Holder. The Company and the Guarantors shall
  (i) not permit any securities other than the Registrable Securities to be included in any Shelf Registration, and (ii) use their respective reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act as promptly as practicable after the filing thereof (but in no event later than 60 days after the filing thereof) and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date that is 24 months after the

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  Effectiveness Date (subject to extension pursuant to the last paragraph of
  Section 6 hereof) (the "Effectiveness Period"), or such shorter period ending when (i) all Registrable Securities covered by the Initial Shelf Registration have been sold or (ii) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act.

     (b) Subsequent Shelf Registrations. If any Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Registrable Securities registered thereunder), the Company and the Guarantors shall use their respective reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company and the Guarantors shall use their respective reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration, and any previously filed Subsequent Shelf Registration, was previously effective.

   4. Liquidated Damages.

     (a) The Company and the Guarantors acknowledge and agree that the Holders will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if the Company and the Guarantors fail to fulfill their respective obligations hereunder. Accordingly, in the event of such failure, the Company and the Guarantors jointly and severally agree to pay liquidated damages to each Holder under the circumstances and to the extent set forth below:

       (i) if the Exchange Offer Registration Statement has not been filed with the SEC on or prior to the Filing Date;

       (ii) if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Date;

       (iii) if the Exchange Offer is not consummated on or before the 30th day after the Exchange Offer Registration Statement is declared effective by the SEC;

       (iv) if obligated to file a Shelf Registration and the Company and the Guarantors fail to file such Shelf Registration with the SEC on or prior to the 60th day after such filing obligation arises;

       (v) if obligated to file a Shelf Registration and such Shelf Registration is not declared effective on or prior to the 60th day after such filing obligation arises; or

       (vi) if the Exchange Offer Registration Statement or the Shelf Registration, as the case may be, is filed and declared effective by the SEC but thereafter ceases to be effective or useable in connection with resales of Registrable Securities, for such time of non-effectiveness or non-usability;

  (each of the foregoing an "Event," and the date on which the Event occurs being referred to herein as an "Event Date").

     Upon the occurrence of any Event, the Company and the Guarantors shall pay, or cause to be paid, in addition to amounts otherwise due under the Indenture and the Registrable Securities, to each Holder of Registrable Securities affected thereby as liquidated damages ("Liquidated Damages"), and not as a penalty, an amount equal to $0.05 per week per $1,000 in principal amount of Registrable Securities held by such Holder for each week or portion thereof that the Event continues for the first 90-day period immediately following the Event Date. The amount of Liquidated Damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Registrable Securities with respect to each subsequent 90-day period until all Events have been cured, up to a maximum amount of $0.50 per week per $1,000 in

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  principal amount of Registrable Securities. The Company and the Guarantors
  shall not be required to pay Liquidated Damages for more than one Event at any given time. Liquidated Damages will, in each case, cease to accrue (subject to the occurrence of another Event) on the date on which all Events have been cured. An Event under clause (i) above shall be cured on the date that either the Exchange Offer Registration Statement or the Initial Shelf Registration is filed with the SEC; an Event under clause
  (ii) above shall be cured on the date that either the Exchange Offer Registration Statement or the Initial Shelf Registration is declared effective by the SEC; an Event under clause (iii) above shall be cured on the date the Exchange Offer is consummated with respect to all Notes validly tendered; an Event under clause (iv) above shall be cured on the date that such Shelf Registration is filed with the SEC; an Event under clause (v) above shall be cured on the date that such Shelf Registration is declared effective by the SEC; and an Event under clause (vi) above shall be cured upon the filing of a post-effective amendment to such Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement or the Shelf Registration, as applicable, to again be declared effective or made usable.

     (b) The Company and the Guarantors shall notify the Trustee within five Business Days after each Event Date. The Company and the Guarantors shall pay the Liquidated Damages due on the Registrable Securities by depositing with the Trustee, in trust, for the benefit of the Holders thereof, by 12:00 noon, New York City time, on or before the applicable semi-annual interest payment date for the Registrable Securities, immediately available funds in sums sufficient to pay the Liquidated Damages then due. The Liquidated Damages amount due shall be payable on each interest payment date to the record Holder entitled to receive the interest payment to be made on such date as set forth in the Indenture. Notwithstanding the fact that any securities for which Liquidated Damages are due cease to be Registrable Securities, all obligations of the Company and the Guarantors to pay Liquidated Damages with respect to such securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

   5. Gaming Consents.

   Prior to consummating the Exchange Offer or filing the Initial Shelf Registration, as the case may be, the Company and the Guarantors shall make or obtain all Permits necessary or desirable for the consummation of the transactions contemplated hereby, including without limitation, the required approvals of the Nevada Gaming Commission, the Nevada State Gaming Control Board, or the Clark County Liquor and Gaming Licensing Board, or any other applicable gaming authorities, for the pledge of, or any negative pledge on, the stock of Casino Excitement, Inc., Games of Nevada, Inc., MGC, Inc., Mikohn International, Inc., Mikohn Nevada, or Progressive Games, Inc.

   6. Registration Procedures.

   In connection with the registration of any Securities pursuant to Sections 2 or 3 hereof, the Company and the Guarantors shall effect such registrations to permit the sale of such Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company and the Guarantors shall:

     (a) Prepare and file with the SEC, as soon as practicable after the date hereof but in any event on or prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Section 2 or 3, and use their respective reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided in this Agreement; provided, that, if (i) such filing is pursuant to
  Section 3 or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required tobe delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company and the Guarantors shall (A) notify the Holders of the Registrable Securities covered by such Registration Statement, their Special Counsel, each Participating Broker-Dealer, the managing underwriters, if any, and their counsel of such filing at least 5 Business Days prior to making such filing and (B) if requested, furnish to and afford the Holders of

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  the Registrable Securities covered by such Registration Statement, their
  Special Counsel, each Participating Broker-Dealer, the managing underwriters, if any, and their counsel a reasonable opportunity to review, and shall make available for inspection by such Persons, copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed, such financial and other information and books and records of the Company and the Guarantors, and cause the officers, directors and employees of the Company and each of the Guarantors, Company counsel and independent certified public accountants of the Company and each of the Guarantors, to respond to such inquiries, as shall be necessary, in the opinion of the respective counsel to such Holders, Participating Broker-Dealer and underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company and the Guarantors may require each Holder to agree to keep confidential any non-public information relating to the Company and the Guarantors received by such Holder and not disclose such information (other than to an affiliate or prospective purchaser who agrees to respect the confidentiality provisions of this Section 6(a)) until such information has been made generally available to the public unless the release of such information is required by law or necessary to respond to inquiries of regulatory authorities (including the National Association of Insurance Commissioners, or similar organizations or their successors). The Company and the Guarantors shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, their Special Counsel, any Participating Broker-Dealer or the managing underwriters, if any, or their counsel shall reasonably object to such filing within 5 Business Days after receipt of the Company's notice of filing described above in this Section 6(a).

     (b) Provide an indenture trustee for the Registrable Securities or the Exchange Securities, as the case may be, and cause the Indenture (or other indenture relating to the Registrable Securities) to be qualified under the TIA not later than the effective date of the first Registration Statement; in connection therewith, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their respective reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

     (c) Prepare and file with the SEC such pre-effective amendments and post-effective amendments to the Registration Statement as may be necessary in order to cause the Registration Statement to become effective and to keep such Registration Statement continuously effective for the time periods required hereby; cause the related Prospectus to be supplemented by any Prospectus supplement required by Applicable Law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable thereto with respect to the disposition of all securities covered by such Registration Statement, as so amended, or in such Prospectus, as so supplemented, in accordance with the intended methods of distribution set forth in such Registration Statement or Prospectus as so amended.

     (d) Furnish to such selling Holders and Participating Broker-Dealers who so request (i) upon the Company's and the Guarantors' receipt, a copy of the order of the SEC declaring such Registration Statement and any post-effective amendment thereto effective, (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such reasonable number of copies of the final Prospectus as filed by the Company and the Guarantors pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act, and (iv) such other documents (including any amendments required to be filed pursuant to Section 6(c)), as any such Person may reasonably request. The Company and the Guarantors hereby consent to the use (in

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  accordance with applicable law) of the Prospectus by each of the selling
  Holders of Registrable Securities and by each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment thereto.

     (e) If (A) a Shelf Registration is filed pursuant to Section 3 or (B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, notify the selling Holders of Registrable Securities, their Special Counsel, each Participating Broker-Dealer and the managing underwriters, if any, promptly (but in any event within two Business Days), and confirm such notice in writing, (i) when a Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) if, at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities, the representations and warranties of the Company and the Guarantors contained in any agreement (including any underwriting agreement) contemplated by Section 6(m) below cease to be true and correct in any material respect, (iv) of the receipt by the Company or any of the Guarantors of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the contemplation, initiation or threatening of any proceeding for such purpose, (v) of the happening of any event that would cause any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference to be untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading, and (vi) of the Company's and the Guarantors' reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

     (f) Use their respective reasonable best efforts to register or qualify, and, if applicable, to cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, Securities to be included in a Registration Statement for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer or the managing underwriters reasonably request in writing; and, if Securities are offered other than through an Underwritten Offering, the Company and the Guarantors shall cause their respective counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this
  Section 6(f) at the expense of the Company and the Guarantors; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Securities covered by the applicable Registration Statement, provided, however, that the Company and any Guarantor shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take action that would subject it to general service of process in any jurisdiction where it is not so subject or (iii) take action that would subject it to taxation in respect of doing business in any such jurisdiction where it is not then subject.

     (g) Use their respective reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Securities for sale in any jurisdiction, and, if any such order is issued, to use their respective reasonable best efforts to obtain the withdrawal of any such order at the earliest possible time.

     (h) If (A) a Shelf Registration is filed pursuant to Section 3 or (B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, and if requested by the managing underwriters, if any, such Participating Broker-Dealer or the Holders of a majority in aggregate principal amount of the Registrable Securities, (i) promptly incorporate in a Prospectus or post-effective amendment such information as the managing underwriters, if any, or such Holders reasonably request to be included therein as required to comply with any Applicable Law and (ii) make all required filings of such Prospectus or such post-effective amendment as soon as practicable after the Company and the Guarantors have received notification of such matters required by Applicable Law to be incorporated in such Prospectus or post-effective amendment.

     (i) If (A) a Shelf Registration is filed pursuant to Section 3 or (B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, cooperate with the selling Holders, such Participating Broker-Dealer and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company ("DTC"); and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, such Participating Broker-Dealer or the Holders may request.

     (j) If (i) a Shelf Registration is filed pursuant to Section 3 or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 6(e)(v) or 6(e)(vi) above, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if SEC review is required, use their respective reasonable best efforts to cause such amendment to be declared effective as soon as practicable.

     (k) Use their respective reasonable best efforts to cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if appropriate, if so requested by the Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement or the managing underwriters, if any.

     (l) Prior to the effective date of the first Registration Statement relating to the Securities, (i) provide the applicable trustee with printed certificates for the Securities in a form eligible for deposit with DTC and
  (ii) provide a CUSIP number for each of the Securities.

     (m) If a Shelf Registration is filed pursuant to Section 3, enter into such agreements (including, if requested, an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of Registrable Securities being sold) in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (i) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in Underwritten Offerings, and confirm the same if and when reasonably requested; (ii) obtain opinions of counsel to the Company and the Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in aggregate principal amount of the Registrable Securities being sold), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings; (iii) obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Company and each of the Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters and each selling Holder, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with Underwritten Offerings and such other matters as reasonably requested by underwriters; and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and the Guarantors and their respective subsidiaries made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Company and the Guarantors.

     (n) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders a consolidated earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing on the first day of the fiscal quarter following each fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statement shall cover said 12-month periods.

     (o) Upon consummation of an Exchange Offer or Private Exchange, obtain an opinion of counsel to the Company and the Guarantors (in form, scope and substance reasonably satisfactory to the Initial Purchasers), addressed to all Holders participating in the Exchange Offer or Private Exchange, as the case may be, to the effect that (i) the Company and the Guarantors have duly authorized, executed and delivered the Exchange Securities or the Private Exchange Securities, as the case may be, and the Indenture, (ii) the Exchange Securities or the Private Exchange Securities, as the case may be, and the Indenture constitute legal, valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their respective terms, except as such enforcement may be subject to (x) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (y) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law), and (iii) all obligations of the Company and the Guarantors under the Exchange Securities or the Private Exchange Securities, as the case may be, and the Indenture are secured by Liens (as defined in the Indenture) on the assets securing the obligations of the Company and the Guarantors under the Notes and the Indenture immediately prior to the consummation of such Exchange Offer or Private Exchange, as the case may be.

     (p) If an Exchange Offer or Private Exchange is to be consummated, upon delivery of the Registrable Securities by such Holders to the Company and the Guarantors (or to such other Person as directed by the Company and the Guarantors) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company and the Guarantors shall mark, or caused to be marked, on such Registrable Securities that such Registrable Securities are being cancelled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, and in no event shall such Registrable Securities be marked as paid or otherwise satisfied.

     (q) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

     (r) Use their respective reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

   The Company and the Guarantors may require each seller of Registrable Securities or Participating Broker-Dealer as to which any registration is being effected to furnish to the Company and the Guarantors such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Securities or Exchange Securities as the Company and the Guarantors may, from time to time, reasonably request in writing. The Company and the Guarantors may exclude from such registration the Registrable Securities of any seller or Exchange Securities of any Participating Broker-Dealer who unreasonably fails to furnish such information.

   Each Holder and each Participating Broker-Dealer agrees by acquisition of such Registrable Securities or Exchange Securities of any Participating Broker-Dealer that, upon receipt of written notice from the Company and the Guarantors of the happening of any event of the kind described in Section 6(e)(ii), 6(e)(iv), 6(e)(v) or 6(e)(vi), such Holder will forthwith discontinue disposition (in the jurisdictions specified in a notice of a 6(e)(iv) event, and elsewhere in a notice of a 6(e)(ii), 6(e)(v) or 6(e)(vi) event) of such Securities covered by such Registration Statement or Prospectus until the earlier of (i) such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(j); or (ii) the time such Holder is advised in writing (the "Advice") by the Company and the Guarantors that offers or sales in a particular jurisdiction may be resumed, or that the use of the applicable Prospectus may be resumed, as the case may be, and has received copies of any amendments or supplements thereto. If the Company and the Guarantors shall give such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of such Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 6(j) or (y) the Advice.

   7. Registration Expenses.

     (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company and the Guarantors shall be borne by the Company and the Guarantors shall be borne by the Company and the Guarantors whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation:

       (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD and
    (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions (x) where the Holders are located, in the case of the Exchange Securities, or (y) as provided in Section 6(f), in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period));

       (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities or Exchange Securities in a form eligible for deposit with DTC and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or, in respect of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period, by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or of such Exchange Securities, as the case may be);

       (iii) messenger, telephone, duplication, word processing and delivery expenses incurred by the Company and the Guarantors in the performance of their obligations hereunder;

       (iv) fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b), the Holders;

       (v) fees and disbursements of all independent certified public accountants referred to in Section 6(m)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

       (vi) fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to
    Section 3 of Schedule E to the By-laws of the NASD, but only where the need for such a "qualified independent underwriter" arises due to a relationship with the Company and the Guarantors; and

       (vii) internal expenses of the Company and the Guarantors (including, without limitation, all salaries and expenses of their respective officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

     (b) The Company and the Guarantors shall reimburse the Holders for the reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Registrable Securities to be included in any Registration Statement and other reasonable and necessary out-of-pocket expenses of the Holders incurred in connection with the registration of the Registrable Securities.

   8. Indemnification.

     (a) Indemnification by the Company and the Guarantors. The Company and the Guarantors, jointly and severally, shall, without limitation as to time, indemnify and hold harmless each Holder and each Participating Broker-Dealer, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (any of such persons being hereinafter referred to as a "controlling person")) each such Holder and each such Participating Broker-Dealer and the officers, directors, partners, employees, representatives and agents of each such Holder, Participating Broker-Dealer and controlling person (collectively, the "Holder Indemnified Parties"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (including, without limitation, costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "Losses"), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Losses are based upon information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Company and the Guarantors by such Holder or Participating Broker-Dealer expressly for use therein. The Company and each of the Guarantors shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each of their respective controlling persons to the same extent as provided above with respect to the indemnification of the Holder Indemnified Parties.

     (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to the Company and the Guarantors in writing such information as the Company and the Guarantors reasonably request for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall, severally and not jointly, without limitation as to time, indemnify and hold harmless the Company and the Guarantors, their respective directors, officers, agents and employees, each controlling person of the Company or any of the Guarantors and the directors, officers, agents or employees of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact is contained in or omitted from any information so furnished in writing by such Holder to the Company and the Guarantors expressly for use therein. In no event shall the liability of any selling Holder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnification hereunder (an "indemnified party"), such indemnified party shall promptly notify the party or parties from which such indemnification is sought (the "indemnifying parties") in writing; provided, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the indemnifying parties have been prejudiced materially by such failure.

   The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party, within 20 Business Days after receipt of written notice from such indemnified party of such Proceeding, to assume, at its expense, the defense of any such Proceeding, provided, that an indemnified party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless:
(1) the indemnifying party has agreed to pay such fees and expenses; (2) the indemnifying party shall have failed promptly to assume the defense of such Proceeding or shall have failed to employ counsel reasonably satisfactory to such indemnified party; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party or any of its affiliates or controlling persons, and such indemnified party shall have been advised by such counsel that there may be one or more defenses available to such indemnified party that are in addition to, or in conflict with, those defenses available to the indemnifying party or such affiliate or controlling person (in which case, if such indemnified party notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party; it being understood, however, that, the indemnifying party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party).

   No indemnifying party shall be liable for any settlement of any such Proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such Proceeding, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all Losses by reason of such settlement or judgment. The indemnifying party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such Proceeding for which such indemnified party would be entitled to indemnification hereunder (whether or not any indemnified party is a party thereto).

     (d) Contribution. If the indemnification provided for in this Section 8 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and such indemnified party, on the other hand, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an indemnified party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 8(a) or 8(b) was available to such party.

   The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), an indemnifying party that is a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder's Maximum Contribution Amount. A selling Holder's "Maximum Contribution Amount" shall equal the excess, if any, of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Registrable Securities over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

   The indemnification and contribution agreements contained in this Section 8 are in addition to any liability that the indemnifying parties may have to the indemnified parties.

   9. Rule 144 and Rule 144A.

   The Company covenants that it shall (a) file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time any such Person is not required to file such reports, it will, upon the request of any Holder, make publicly available other information necessary to permit sales pursuant to Rule 144 and Rule 144A and
(b) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A. Upon the request of any Holder, the Company and the Guarantors shall deliver to such Holder a written statement as to whether they have complied with such information requirements.

   10. Underwritten Registrations.

   If any of the Registrable Securities covered by any Shelf Registration are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering.

   No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

   11. Miscellaneous.

     (a) Remedies. In the event of a breach by the Company or any of the Guarantors of any of their respective obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchasers, in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company or any of the Guarantors of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, the Company and the Guarantors shall waive the defense that a remedy at law would be adequate.

     (b) No Inconsistent Agreements. The Company and the Guarantors have not entered into, as of the date hereof, and shall not enter into, after the date of this Agreement, any agreement with respect to any of their respective securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

     (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Registrable Securities; provided, that Section 8 shall not be amended, modified or supplemented, and waivers or consents to departures from this proviso may not be given, unless the Company and the Guarantors have obtained the written consent of each Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement, provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

     (d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, certified first-class mail, return receipt requested, next-day air courier or facsimile:

       (i) if to a Holder, at the most current address given by such Holder to the Company and the Guarantors in accordance with the provisions of this Section 11(d), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar (as defined in the Indenture), with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, telecopy number (213) 687-5600, Attention: Nicholas P. Saggese, Esq.; and

       (ii) if to the Company or any of the Guarantors, initially at 920 Pilot Road, Las Vegas, NV 89119, Attention: General Counsel, telecopy number (702) 896-2461, with a copy to Greenberg Traurig, LLP, 2450 Colorado Avenue, Suite 400 East, Santa Monica, CA 90404, Attention:
    Mark R. Moskowitz, Esq., and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 11(d).

   All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

   Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

     (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders.

     (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 329(b). THE COMPANY AND EACH OF THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY
  NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND EACH OF THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY AND EACH OF THE GUARANTORS IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AND THE GUARANTORS AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

     (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company and the Guarantors in respect of securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     (k) Attorneys' Fees. In any Proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the courts, shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     (l) Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than Holders deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     (m) Gaming Laws. Each of the provisions of this Agreement is subject to and shall be enforced in compliance with applicable gaming laws.

                      [Signature pages follow this page].

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          MIKOHN GAMING CORPORATION

                                          By:               /s/
                                             __________________________________
                                             Name:
                                             Title:

                                          CASINO EXCITEMENT, INC.

                                          By:               /s/
                                             __________________________________
                                             Name:
                                             Title:

                                          GAMES OF NEVADA, INC.

                                          By:               /s/
                                             __________________________________
                                             Name:
                                             Title:

                                          MGC, INC.

                                          By:               /s/
                                             __________________________________
                                             Name:
                                             Title:

                                          MIKOHN INTERNATIONAL, INC.

                                          By:               /s/
                                             __________________________________
                                             Name:
                                             Title:

                                          MIKOHN NEVADA

                                          By:               /s/
                                             __________________________________
                                             Name:
                                             Title:

                                          PROGRESSIVE GAMES, INC.

                                          By:         /s/
                                            ___________________________________
                                            Name:
                                            Title:

                                          ACCEPTED AND AGREED TO:

                                          JEFFERIES & COMPANY, INC.

                                          By:         /s/
                                            ___________________________________
                                            Name:
                                            Title:

                                          CIBC WORLD MARKETS CORP.

                                          By:         /s/
                                            ___________________________________
                                            Name:
                                            Title: